UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 8, 2006 (February 3, 2006)

VERILINK CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-28562	94-2857548
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11551 E. ARAPAHOE RD., SUITE 150 CENTENNIAL, CO 80112-3833
(Address of principal executive offices / Zip Code)

303.968.3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 2.05.          Costs Associated with Exit or Disposal Activities

          Verilink Corporation (“Verilink”) will close its facility in Newark, California as part of its continuing process to consolidate businesses and reduce its overall cost structure. In connection with this plan, engineering activities will be consolidated into the Company’s offices in Madison, Alabama and San Diego, California. The Madison engineering staff developed the 8000 Series IADs and is responsible for support of the Company’s legacy products. The engineering staff located in San Diego developed the NetPath wireless access device the Company introduced last summer, and the development activities in San Diego and Newark have resulted in similar technology and platforms. This consolidation will combine all ongoing development under the leadership of Seton Kasmir, head of the Company’s San Diego development organization, and is expected to provide more cost effective research and development efforts. In addition to the consolidation of engineering activities, certain marketing and administrative functions currently performed in Newark will be transferred to the company’s offices in Centennial, Colorado and Madison. Verilink’s management committed to this consolidation plan on February 3, 2006. The Newark facility was acquired as part of Verilink’s acquisition of Larscom Incorporated in July 2004.

          As part of this consolidation plan, Verilink will reduce its workforce by approximately 17%, including the Vice President of Marketing and Vice President of Engineering. This consolidation plan is expected to be completed by March 31, 2006. The Company currently estimates that the plan will result in total charges of approximately $2,000,000 to be taken in Verilink’s third quarter of fiscal 2006, including approximately $700,000 for one-time termination benefits for departing personnel, $1,100,000 for contract termination costs, and other associated costs of $200,000 based on the guidance provided in SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. The one-time termination benefits and other associated costs are expected to be incurred in our quarter ended March 31, 2006, of which approximately $400,000 is expected to be cash expenditures. The contract termination costs represent the fair value of the remaining lease payments as of the cease-use date, currently projected to be March 31, 2006.

          In addition to this consolidation plan, Verilink may implement further operational consolidation as part of its continuing review of operations, spending and revenue outlook.

          This report contains forward-looking statements, including those regarding the effect of the consolidation plan described above, other cost reduction activities and the expected amount of charges. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. Verilink may also incur other material charges not currently contemplated due to events which may occur as a result of, or associated with, its consolidation plan. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: changes in the consolidation plan or unanticipated costs in implementing the plan; changes in the Verilink’s business requirements; and other risks described in the Company’s SEC filings. Verilink undertakes no obligation to revise or update any forward-looking statements.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VERILINK CORPORATION
(Registrant)

Dated: February 8, 2006	By:	/s/ Timothy R. Anderson

Timothy R. Anderson
Vice President and Chief Financial Officer

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